UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

 ________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
April 10, 2015
Date of Report (Date of earliest event reported)
 ________________
NewStar Financial, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-33211 (Commission File Number)	54-2157878 (IRS Employer Identification No.)
500 Boylston Street, Suite 1250, Boston, MA 02116
(Address of principal executive offices) (Zip Code)
(617) 848-2500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On April 10, 2015, NewStar Commercial Lease Funding I, LLC (“NCLF”) and NewStar Equipment Finance I, LLC (“NEF”), each a subsidiary of NewStar Financial, Inc. (the “Company”) entered into the Seventh Amendment to Note Purchase Agreement (the “Seventh Amendment”), by and among NCLF as the borrower, NEF as the originator, Wells Fargo Bank, National Association as the lender, backup servicer and trustee, and Wells Fargo Securities, LLC as the deal agent, which amended the Note Purchase Agreement dated November 16, 2012, as amended on September 26, 2013, December 12, 2013, January 30, 2014, February 28, 2014, May 30, 2014, and August 27, 2014 (the “Agreement”).
The Seventh Amendment extends the advance termination date from April 10, 2015 to April 10, 2017 and the final legal maturity date to April 10, 2019, increases the maximum single lessee hold size to $4,000,000, subject to concentration limits, and added discretionary sale provisions, among other things.
The foregoing description is only a summary of certain of the provisions of the Seventh Amendment and is qualified in its entirety by the Seventh Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

10.1
Seventh Amendment to Note Purchase Agreement, dated as of April 10, 2015, by and among NewStar Commercial Lease Funding I, LLC, NewStar Equipment Finance I, LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: April 14, 2015	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Seventh Amendment to Note Purchase Agreement, dated as of April 10, 2015, by and among NewStar Commercial Lease Funding I, LLC, NewStar Equipment Finance I, LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.